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                                                                   EXHIBIT 10.17

                              REGULATORY SIDELETTER


                                                     AGREEMENT dated as of March
                                          28, 2002, by and between JP MORGAN
                                          PARTNERS (BHCA), L.P. ("Investor") and
                                          BILL BARRETT CORPORATION (the
                                          "Company")

         WHEREAS, Investor is a regulated entity and an indirect subsidiary of J.P. Morgan Chase & Co. and in connection therewith Investor is subject to various regulations that may impose restrictions on the type and terms of Investor's investment in the Company;

         NOW THEREFORE, in connection with the foregoing, the parties hereby agree as follows:

     Section 1. Regulatory Matters Generally.

          (a)  Regulatory Cooperation.

                 (i) In the event that Investor reasonably determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by Investor in order (A) to effectuate and facilitate any transfer by Investor of any securities of the Company then held by Investor to any Person designated by Investor, (B) to permit Investor (or any of its Affiliates) to exchange all or any portion of the voting securities then held by such Person on a share-for-share basis for shares of a class of non-voting securities of the Company, which non-voting securities shall be identical in all respects to such voting securities, except that such new securities shall be non-voting and shall be convertible into voting securities on such terms as are requested by Investor and reasonably acceptable to the Company in light of regulatory considerations then prevailing, and (C) to grant Investor or its designee the reasonable equivalent of any voting rights arising out of Investor's ownership of voting securities and/or provided for in the Stockholders Agreement that were diminished as a result of the transfers and amendments referred to above (provided, that a transfer by Investor of any securities of the Company then held by Investor to a Person designated by Investor which is not its Affiliate shall be requested by Investor only after Investor has reasonably determined that neither the transfer of all or a portion of the voting securities to an Affiliate of it nor the exchange of all or a portion of the voting securities for non-voting securities, in each case as contemplated above and to the extent possible under the circumstances, will eliminate the Regulatory Problem). If Investor elects to transfer securities of the Company in order to avoid a Regulatory Problem to an Affiliate subject to limitations on its voting or total ownership interest in the Company, the Company and such Affiliate shall enter into such mutually acceptable agreements as such Affiliate may reasonably request in order to assist such Affiliate in complying with Laws to which

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     it is subject. Such agreements may include restrictions on the redemption, repurchase or retirement of securities of the Company that would result or be reasonably expected to result in such Affiliate holding more voting securities or total securities (equity and debt) than it is permitted to hold under such laws and regulations.

                 (ii) In the event Investor has the right to acquire any of the Company's securities from the Company or any other Person (as the result of a preemptive offer, pro rata offer or otherwise), and Investor reasonably determines that it has a Regulatory Problem, at Investor's request the Company will offer to sell to Investor non-voting securities (or, if the Company is not the proposed seller, will arrange for the exchange of any voting securities for non-voting securities immediately prior to or simultaneous with such sale) on the same terms as would have existed had Investor acquired the securities so offered and immediately requested their exchange for non-voting securities pursuant to subsection (i) above.

                 (iii) In the event that any subsidiary of the Company ever offers to issue any of its securities to Investor, then the Company will cause such subsidiary to enter into an agreement with Investor substantially similar to this Agreement.

         (b) Stockholder Cooperation. The Company shall use its best efforts to cause the provisions attached hereto as Exhibit A to be included in the Stockholders Agreement.

     Section 2. Cross Marketing Activities.

         The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor any of its subsidiaries (i) offers or markets, directly or through any arrangement, any product or service of any depository institution owned by J.P. Morgan Chase & Co., or (ii) permits any of its products or services to be offered or marketed, directly or through any arrangement, by or through any depository institution owned by J.P. Morgan Chase & Co.

     Section 3. Lending Activities.

         The Company hereby represents and warrants that except as otherwise disclosed, neither the Company nor any of its subsidiaries currently has or is expected to have a loan facility, credit facility, debt financing, line of credit or any other extension of credit from any depository institution owned by J.P. Morgan Chase & Co.

     Section 4. Covenants.

         (a) The Company shall give Investor thirty (30) days prior written notice before taking any affirmative steps which would cause the representations and warranties contained in Sections 2 or 3 to be untrue.

         (b) The Company shall use its best efforts to notify Investor promptly at any time in which the Company reasonably believes the representations contained in Sections 2 or 3 to be untrue whether as a result of the Company's affirmative action or otherwise.


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     Section 5. Participation Interests.

         (a) Notwithstanding anything to the contrary contained in the Stockholders Agreement or other transaction documents relating to Investor's purchase and ownership of the Company's securities (collectively, the "Transaction Documents"), Investor shall be permitted to grant participation interests in the Company's securities held by Investor to Affiliates of Investor without prior disclosure or consent of the Company or any other Person.

         (b) Notwithstanding anything to the contrary contained in the Transaction Documents, any and all representations and warranties relating to Investor's ownership of the Company's securities shall be qualified by the fact that Investor has granted participation interests in a pro rata portion of its investments, including its purchase of the Company's securities, to affiliates of Investor. Such participation interests, however, do not affect Investor's status as being the sole record owner of the Company's securities held by Investor.

     Section 6. Definitions.

         "Affiliate" means, with respect to any Person, (i) a director or executive officer of such Person or any Person identified in clause (ii) below, and (ii) any other Person that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such Person. When such term is used in the context of a Regulatory Problem, it also has the meaning ascribed to it in any Law.

         "Banking Regulations" means all federal, state and foreign Laws applicable to banks, bank holding companies and their Affiliates, including without limitation, the Bank Holding Company Act and the Federal Reserve Act.

         "Control" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

         "Law," with respect to any Person, means (i) all provisions of all laws, statutes, ordinances, rules, regulations, permits, certificates or orders of any governmental authority applicable to such Person or any of its assets or property or to which such Person or any of its assets or property is subject, including, without limitation, Banking Regulations, and (ii) all judgments, injunctions, orders and decrees of all courts and arbitrators in proceedings or actions in which such Person is a party or by which it or any of its assets or properties is or may be bound or subject.

         "Person" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a corporation, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated organization and a governmental authority.

         "Regulatory Problem" means any set of facts or circumstances in which the Investor's ownership of securities issued by the Company (i) gives rise to a material violation of Law by Investor or any of its Affiliates, or gives rise to a reasonable belief by Investor that



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such a violation is likely to occur or (ii) gives rise to a limitation in Law that will impair materially the ability of Investor or any Affiliate to conduct its business or gives rise to a reasonable belief by Investor that such a limitation is likely to arise.

         "Stockholders Agreement" means the Stockholders Agreement to be entered into as of the date hereof, among the Company and certain stockholders of the Company, as amended, supplemented or otherwise modified from time to time.

     Section 7. Amendments; Benefit.

         The terms and provisions of this Agreement may not be modified or amended, unless pursuant to a written agreement executed by each of the parties hereof. This Agreement shall be for the benefit of Investor and its Affiliates and shall apply to each acquisition of securities issued by the Company to Investor or its Affiliates.

     Section 8. Counterparts, Facsimile Signatures.

         This Agreement may be executed in any number of counterparts, including by means of facsimile, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     Section 9. Notices. All notices, claims, certificates, requests, demands and other communications to be given to Investor hereunder or relating to Investor's investment in the Company shall be addressed to Investor as follows:

                        c/o J.P. Morgan Partners, LLC
                        1221 Avenue of the Americas
                        New York, New York  10020-1080
                        Telephone:  (212) 899-3400
                        Facsimile:  (212) 899-3401
                        Attention: Office Notices Clerk
                                   (fbo: Christopher C. Behrens)

     Section 10. Termination. This Agreement shall terminate and be of no further force or effect upon the later to occur of (i) the earlier of (A) a Qualified Public Offering (as that term is defined in the Stockholders Agreement) or (B) a Qualified Merger (as defined in the Stockholders Agreement) and (ii) the date on which the Investor owns less than five percent (5%) of the capital stock, calculated on a fully diluted basis of the Company (or, if a Qualified Merger has occurred, of the Qualified Public Company (as defined in the Stockholders Agreement) surviving such Qualified Merger).

                                    * * * * *


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                    BILL BARRETT CORPORATION

                                    By:  /s/ Robert W. Howard
                                         --------------------------
                                         Robert W. Howard
                                         Chief Financial Officer



                                    J.P. MORGAN PARTNERS (BHCA), L.P.

                                    By:  JPMP MASTER FUND MANAGER, L.P.
                                         ITS GENERAL PARTNER

                                    BY:  JPMP CAPITAL CORP.,
                                         ITS GENERAL PARTNER

                                    By:  /s/ Christopher Behrens
                                         --------------------------
                                         Christopher Behrens
                                         Managing Director